            VARCO INTERNATIONAL, INC.
            Statement Re Computation of Per Share Earnings            Exhibit 11

                                                                                 Three Months Ended  Nine Months Ended
                                                                                 September 30, 1998  September 30, 1998
                                                                                 --------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS
  Net Income After Tax                                                                  $14,964,000       $49,678,000

                                                        Total Number   Average Number   Stock Option       Shares Used
                                         Number of   of Shares after        of Shares     Equivalent      To Calculate
                                              Days          Weighing      Outstanding         Shares       Diluted EPS
                                         -----------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

Common Stock Outstanding from time-to-time during:

  Three Months Ended September 30, 1998       92       5,931,720,895      64,475,227       1,009,189        65,484,416
  Nine Months Ended September 30, 1998       273      17,577,696,988      64,387,168       1,009,189        65,396,357

C. CALCULATION OF EARNINGS PER SHARE

  Income Per Share =  Net Income After Tax
                      ------------------------
                      Total Shares Outstanding


  Diluted Income Per Share =

    Three Months Ended September 30, 1998  14,964,000        =       $0.23
                                           ----------
                                           65,484,416

    Nine Months Ended September 30, 1998   49,678,000        =       $0.76
                                           ----------
                                           65,396,357



  Basic Income Per Share

    Three Months Ended September 30, 1998  14,964,000        =       $0.23
                                           ----------
                                           64,475,227

    Nine Months Ended September 30, 1998   49,678,000        =       $0.77
                                           ----------
                                           64,387,168

            VARCO INTERNATIONAL, INC.
            Statement Re Computation of Per Share Earnings

                                                                                  Three Months Ended   Nine Months Ended
                                                                                  September 30, 1997   September 30, 1997
                                                                                  ---------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS
  Net Income After Tax                                                                  $13,401,000          $31,555,000

                                                          Total Number   Average Number    Stock Option      Shares Used
                                          Number of    of Shares after        of Shares      Equivalent     To Calculate
                                              Days            Weighing      Outstanding          Shares      Diluted EPS
                                         -------------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

  Common Stock Outstanding from time-to-time during:

   Three Months Ended September 30, 1997     92          5,867,044,764       63,772,226       1,522,552       65,294,778
   Nine Months Ended September 30, 1997     273         17,336,292,640       63,502,903       1,522,552       65,025,455

C. CALCULATION OF EARNINGS PER SHARE

  Income Per Share =  Net Income After Tax
                      ------------------------
                      Total Shares Outstanding


  Diluted Income Per Share =

    Three Months Ended September 30, 1997  13,401,000        =         $0.21
                                           ----------
                                           65,294,778

    Nine Months Ended September 30, 1997   31,555,000        =         $0.49
                                           ----------
                                           65,025,455



  Basic Income Per Share

    Three Months Ended September 30, 1997  13,401,000        =         $0.21
                                           ----------
                                           63,772,226

    Nine Months Ended September 30, 1997   31,555,000        =         $0.50
                                           ----------
                                           63,502,903